UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2023

Four Leaf Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41646	88-1178935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real B10 #715,

Los Altos, California 94022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 720-5626

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable warrant	FORLU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FORL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FORLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On March 22, 2023, Four Leaf Acquisition Corporation (the “Company”), consummated its previously announced initial public offering (the “IPO”) of 5,421,000 units (“Units”), including 221,000 Units resulting from the partial exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (“Common Stock”) and one redeemable warrant (each, a “Public Warrant”), with each Public Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $54,210,000. Concurrently, the Company also consummated its previously announced private placement of 3,576,900 warrants (the “Placement Warrants”), including 88,400 Placement Warrants resulting from the partial exercise by the underwriters of their over-allotment option, to ALWA Sponsor LLC at a price of $1.00 per Placement Warrant (the “Private Placement”), generating total proceeds of $3,576,900.

A total of $55,836,300 of the net proceeds from the IPO and the Private Placement were placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes and to pay any dissolution expenses, none of the funds held in the trust account will be released until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s second amended and restated certificate of incorporation (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 12 months (or up to 18 months if the Company extends the period of time to consummate a business combination by up to six months) from the closing of the IPO or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 12 months (or up to 18 months if the Company extends the period of time to consummate a business combination by up to six months) from the closing of the IPO, subject to applicable law.

Copies of the press release issued by the Company announcing the consummation of the IPO is included as Exhibits 99.1 this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Four Leaf Acquisition Corporation

By:	/s/ Angel Orrantia
Name: Angel Orrantia
Title: Chief Executive Officer

Dated: March 22, 2023